Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER & FULL YEAR 2017 RESULTS AND NEXT STEPS UNDER ITS CAPITAL RETURN PROGRAM

Fourth quarter 2017 pretax income increased 23% to $9.9 million

Fourth quarter comparable store sales up 5.6%

Authorizes $25 million share repurchase program

SAVANNAH, GA (March 16, 2018) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the fourth quarter and fiscal year ended February 3, 2018.

The Company’s 2017 fiscal year included 53 weeks compared with 52 weeks in fiscal 2016.  Accordingly, year-over-year comparisons of total sales for the fourth quarter and full year are affected by an extra week of sales in 2017.  However, for comparable store sales, the Company is reporting on a comparable weeks basis (e.g. the 14 and 53 weeks ended February 3, 2018 compared with the 14 and 53 weeks ended February 4, 2017, respectively).

Financial Highlights — 14-week fourth quarter ended February 3, 2018

Total sales in the 14-week quarter ended February 3, 2018 increased 14.4% to $212.1 million compared with $185.5 million in the 13-week quarter ended January 28, 2017.  The extra week contributed $11.8 million to total sales in the fourth quarter of fiscal 2017.  Fourth quarter comparable store sales increased 5.6%, comparing the 14 weeks ended February 3, 2018 with the 14 weeks ended February 4, 2017.

Pretax income increased 23.3% to $9.9 million in the fourth quarter of 2017 compared with $8.1 million in last year’s fourth quarter.  Income tax expense increased to $4.7 million in this year’s fourth quarter compared with $2.5 million in the fourth quarter of 2016, including $1.6 million of expense, or $0.12 per diluted share, resulting from the enactment of the Tax Cuts and Jobs Act (the “TCJA”) in December 2017.  Most of the impact of the TCJA on income tax expense related to a one-time, non-cash write-down to remeasure the net deferred tax assets on the Company’s balance sheet based on the lower enacted federal corporate income tax rate.

This year’s fourth quarter net income was $5.2 million, or $6.9 million* when adjusted for the effect of the enactment of the TCJA, compared with $5.6 million in the fourth quarter of fiscal 2016.  Earnings per diluted share in the fourth quarter of fiscal 2017 were $0.38, or $0.50* when adjusted for the effect of the TCJA, compared with $0.38 in the fourth quarter of fiscal 2016, representing adjusted year-over-year growth of 31.6%.

Financial Highlights — 53-week fiscal year ended February 3, 2018

Total sales in the 53-week fiscal year ended February 3, 2018 increased 8.6% to $755.2 million compared with $695.2 million in the 52-week fiscal year ended January 28, 2017.  Comparable store sales increased 4.5%, comparing the 53 weeks ended February 3, 2018 with the 53 weeks ended February 4, 2017.

Pretax income was $23.5 million in fiscal 2017, or $26.0 million* when adjusted for proxy contest-related expenses, compared with $19.4 million in 2016.  Income tax expense increased to $8.9 million this year compared with $6.0 million last year, with the increase including the aforementioned $1.6 million of expense resulting from the TCJA enactment.

The Company had net income of $14.6 million, or $17.7 million* when adjusted for proxy contest-related expenses and the effect of the TCJA, in fiscal 2017 compared with $13.3 million in fiscal 2016.  Earnings per diluted share in 2017 were $1.03, or $1.26* when adjusted for proxy contest-related expenses and the effect of the TCJA, compared with $0.91 in 2016, representing adjusted year-over-year growth of 38.5%.

Bruce Smith, Chief Executive Officer, commented, “Fourth quarter sales and earnings continued to build on the broad-based strength in all five of our major merchandise categories that we saw in the first three quarters of the year.  The highlight of the quarter was a 5.6% comparable store sales increase, particularly since it was on top of a 3.4% increase in last year’s fourth quarter.   In addition, expenses were very well-controlled and inventory turns continued to improve.  As we have entered fiscal 2018, comparable store sales are up 3% through yesterday.”

Citi Trends opened 20 new stores, relocated or expanded 10 other stores, and closed 4 stores in fiscal 2017.

Capital Return Program

As the next step in the Company’s expanded capital return program announced in April 2017, the Company’s Board of Directors today announced the authorization of another $25 million share repurchase program, which the Company expects to fund from cash on hand.

Also, as previously announced, the Board of Directors has declared a quarterly dividend payment of $0.08 per share, which will be paid on March 20, 2018 to stockholders of record as of March 6, 2018.

Mr. Smith commented, “These actions taken by our Board are a continuation of the capital return program started in 2015 when we authorized and completed a $15 million share repurchase program and initiated our first quarterly cash dividend.  The expansion of the program in 2017 with the authorization and completion of a $25 million share repurchase

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program and an increase in the dividend rate, coupled with these steps announced today, demonstrate our financial strength, as well as the Board’s commitment to appropriately returning excess capital to stockholders while maintaining the financial flexibility required to invest in and grow our business.”

Guidance

For the 52-week fiscal year ending February 2, 2019, the Company expects:

•                  Comparable store sales to increase in the range of 2% to 3%, on top of the 4.5% increase in fiscal 2017;

•                  Total sales to increase in the range of 3% to 4%, including the impact of opening approximately 20 new stores in 2018 and having one fewer week than in the 53-week 2017 fiscal year;

•                  Earnings per diluted share in the range of $1.55 to $1.70, compared with adjusted earnings per diluted share of $1.26* in fiscal 2017, with the 2018 range including a benefit of $0.23 to $0.25 resulting from the lower income tax rate prescribed by the TCJA.  Without this income tax benefit, the guidance implies a 5% to 15% improvement in earnings per diluted share next year.  The 2018 guidance is based on a fully diluted share count of 13.7 million shares, an effective income tax rate of 20% and no impact on earnings from having one fewer week, because that week is approximately break-even from a net income standpoint.  To the extent the Company repurchases shares under its new program during 2018, the Company expects that earnings per diluted share would benefit accordingly.

Looking at longer term goals, the Company expects to increase comparable store sales at a rate of approximately 3% each year and increase store square footage 2% to 3% each year through new store growth, which would be expected to result in earnings increases of approximately 12% to 15% annually.  In addition, the Company expects that the Board’s commitment to appropriately return excess capital to stockholders would continue in the future.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2926.  A replay of the conference call will be available until March 23, 2018, by dialing (402) 977-9140 and entering the passcode, 21882248.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

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About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 553 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measures

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2017.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:        Bruce Smith

Chief Executive Officer

(912) 443-2075

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CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	Fourteen Weeks Ended	Thirteen Weeks Ended
	February 3, 2018	January 28, 2017
	(unaudited)	(unaudited)
Net sales	$212,143	$185,511

Cost of sales (exclusive of depreciation shown separately below)	(131,363)	(114,822)
Selling, general and administrative expenses	(65,623)	(58,593)
Depreciation	(5,020)	(4,129)
Asset impairment	(430)	(31)
Income from operations	9,707	7,936
Interest income	266	163
Interest expense	(38)	(39)
Income before income taxes	9,935	8,060
Income tax expense	(4,688)	(2,510)
Net income	$5,247	$5,550

Basic net income per common share	$0.39	$0.38
Diluted net income per common share	$0.38	$0.38

Weighted average shares used to compute basic net income per share	13,568	14,680
Weighted average shares used to compute diluted net income per share	13,652	14,693

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	February 3, 2018	January 28, 2017
	(unaudited)	(unaudited)
Net sales	$755,241	$695,175

Cost of sales (exclusive of depreciation shown separately below)	(466,022)	(428,167)
Selling, general and administrative expenses	(247,062)	(230,666)
Depreciation	(18,883)	(17,090)
Asset impairment	(507)	(313)
Income from operations	22,767	18,939
Interest income	883	571
Interest expense	(150)	(159)
Income before income taxes	23,500	19,351
Income tax expense	(8,926)	(6,020)
Net income	$14,574	$13,331

Basic net income per common share	$1.04	$0.91
Diluted net income per common share	$1.03	$0.91

Weighted average shares used to compute basic net income per share	14,058	14,657
Weighted average shares used to compute diluted net income per share	14,116	14,662

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	February 3, 2018	January 28, 2017
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$48,451	$49,253
Short-term investment securities	31,500	38,026
Inventory	137,701	134,649
Prepaid and other current assets	15,694	15,384
Property and equipment, net	61,777	59,280
Long-term investment securities	25,451	26,691
Other noncurrent assets	6,497	9,231
Total assets	$327,071	$332,514

Liabilities and Stockholders’ Equity:
Accounts payable	$75,947	$75,433
Accrued liabilities	30,775	24,505
Other current liabilities	2,448	471
Noncurrent liabilities	8,433	8,514
Total liabilities	117,603	108,923

Total stockholders’ equity	209,468	223,591
Total liabilities and stockholders’ equity	$327,071	$332,514

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to pretax income adjusted for proxy contest expenses and net income and earnings per diluted share adjusted for proxy contest expenses and the effect of the Tax Cuts and Jobs Act.  The Company believes that excluding proxy contest expenses and their related tax effects and the effect of the Tax Cuts and Jobs Act from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income, earnings per common share, or expense information prepared in accordance with generally accepted accounting principles (GAAP).

	Fourteen Weeks Ended February 3, 2018
	As Reported	Adjustment (1)	Adjustment (2)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$212,143	$—	$—	$212,143

Cost of sales (exclusive of depreciation shown separately below)	(131,363)	—	—	(131,363)
Selling, general and administrative expenses	(65,623)	—	—	(65,623)
Depreciation and impairment	(5,020)	—	—	(5,020)
Asset impairment	(430)	—	—	(430)
Income from operations	9,707	—	—	9,707
Interest income	266	—	—	266
Interest expense	(38)	—	—	(38)
Income before income taxes	9,935	—	—	9,935
Income tax expense	(4,688)		1,609	(3,079)
Net income	$5,247	$—	$1,609	$6,856

Basic net income per common share	$0.39			$0.51
Diluted net income per common share	$0.38			$0.50

Weighted average number of shares outstanding
Basic	13,568			13,568
Diluted	13,652			13,652

	Fifty-Three Weeks Ended February 3, 2018
	As Reported	Adjustment (1)	Adjustment (2)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$755,241	$—	$—	$755,241

Cost of sales (exclusive of depreciation shown separately below)	(466,022)	—	—	(466,022)
Selling, general and administrative expenses	(247,062)	2,516	—	(244,546)
Depreciation and impairment	(18,883)	—	—	(18,883)
Asset impairment	(507)	—	—	(507)
Income from operations	22,767	2,516	—	25,283
Interest income	883	—	—	883
Interest expense	(150)	—	—	(150)
Income before income taxes	23,500	2,516	—	26,016
Income tax expense	(8,926)	(956)	1,609	(8,273)
Net income	$14,574	$1,560	$1,609	$17,743

Basic net income per common share	$1.04			$1.26
Diluted net income per common share	$1.03			$1.26

Weighted average number of shares outstanding
Basic	14,058			14,058
Diluted	14,116			14,116

(1)  Proxy contest expenses and related tax effects

(2)  Tax Cuts and Jobs Act effect